UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

SMG INDIUM RESOURCES LTD.

 (Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Ave., 16th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 984-0635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 5, 2012, the Company held its 2012 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the annual meeting was 8,832,301. The number of shares of common stock present or represented by valid proxies at the annual meeting was 6,189,896. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: To reelect Fred Arena, Mark Stephen Neuhof and Patrick James (P.J.) Richardson as Class I directors to serve for a two-year term that expires at the 2014 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal.

Nominee	Shares Voted For	Shares Withheld
Fred Arena	4,639,686	188,112
Mark Stephen Neuhof	4,639,686	188,112
Patrick James (P.J.) Richardson	4,639,686	188,112

Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
4,717,798	0	110,000	1,362,098

Proposal 3: To approve the adoption of an amendment to the Company’s Certificate of Incorporation to decrease the authorized common stock, par value $.001 per share, from 40,000,000 shares to 25,000,000 shares.

Shares Voted For	Shares Against	Shares Abstaining
6,079,896	0	110,000

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2012	SMG Indium RESOURCES LTD.

	By:	/s/ Alan C. Benjamin
	Name: Title:	Alan C. Benjamin Chief Executive Officer Executive Officer

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